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                                                                     Exhibit 5.3

   ONE BATTERY PARK PLAZA NEW YORK, NY 10004-1490 212.858.1000 F: 212.858.1500




September 17, 2003



MobiFon Holdings B.V.
World Trade Center
Strawinskylaan 707
1077 XX Amsterdam
The Netherlands

        Re:  Exchange Offer for 12.50% Senior Notes due July 31, 2010

Ladies and Gentlemen:

We have acted as counsel to MobiFon Holdings B.V. (the "Company"), in connection with the offer to exchange new 12.50% Senior Notes due July 31, 2010, registered with the Securities and Exchange Commission ("SEC") ("New Notes"), for existing 12.50% Senior Notes due July 31, 2010, issued in an offering exempt from the registration requirements of the SEC ("Old Notes") (the "Exchange Offer"). In connection therewith, we have assisted in the preparation of the prospectus (the "Prospectus") that forms a part of the registration statement on Form F-4 (the "Registration Statement") filed by the Company with the SEC for the purpose of registering $225,000,000 principal amount of New Notes. Unless otherwise defined herein, all terms used herein shall have the meanings ascribed to them in the Prospectus.

On the basis of the foregoing and upon consideration of applicable law, subject to the qualifications stated therein, the discussion of U.S. federal income tax considerations set forth under the caption "Certain Tax Considerations - Certain U.S. Federal Income Tax Considerations" in the Prospectus constitutes our opinion as to the material U.S. federal income tax consequences of exchanging Old Notes for New Notes pursuant to the Exchange Offer, and of owning and disposing of New Notes, as discussed therein.

This opinion is limited to the federal income tax law of the United States and does not cover any questions arising under, or relating to, the laws of any other jurisdiction, or any political subdivision thereof or therein.

We consent to being named in the Registration Statement and the Prospectus under the caption "Certain Tax Considerations - Certain U.S. Federal Income Tax Considerations"


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September 17, 2003
Page 2

as counsel that has passed upon the above-mentioned U.S. federal income tax considerations and under the caption "Legal Matters."

We also hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,